Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 120 to the Registration Statement on Form N-1A of Fidelity Capital Trust: Fidelity Value Fund and Fidelity Disciplined Equity Fund of our reports dated December 18, 2014; Fidelity Focused Stock Fund of our report dated December 19, 2014 and Fidelity Capital Appreciation Fund of our report dated December 22, 2014 relating to the financial statements and financial highlights included in the October 31, 2014 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts December 22, 2014